Exhibit 99.1

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
ASNA - Ascena Retail Group, Inc. at Goldman Sachs Global Retailing Conference

EVENT DATE/TIME: SEPTEMBER 10, 2013 / 12:50PM GMT

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CORPORATE PARTICIPANTS

David Jaffe Ascena Retail Group, Inc. - President and CEO

Dirk Montgomery Ascena Retail Group, Inc. - EVP and CFO

CONFERENCE CALL PARTICIPANTS

Taposh Bari Goldman Sachs - Analyst

Unidentified Audience Member

PRESENTATION

 Taposh Bari - Goldman Sachs - Analyst

I'm here with Ascena, I'm Taposh Bari; I cover the SMID consumer space here at Goldman. Ascena, as many of you know, a portfolio of several unique specialty retail brands; Justice, maurices, dressbarn. Lane Bryant added to the portfolio along with Catherines about a year ago. I think this is a name that shows up on a lot of value screens and it's definitely been somewhat controversial lately.

So with us here we have David Jaffe, President and CEO; Dirk Montgomery, CFO. Just a quick disclaimer, given the fact that the Company is reporting fourth quarter earnings on the 24th they've asked us to play nice and try not to ask any near-term questions, so if you can try to ask more strategic questions in nature. And just a quick plug, they're also having their Analyst Day on October 9 here in New York. So before we get into David's prepared remarks, there's also a breakout session that's going immediately follow this presentation on the fourth floor in the Pulitzer Suite.

So with that, I'm going to hand it over to David for some introductory remarks and then we're going to have a fireside chat and open it up for questions. David.

  David Jaffe - Ascena Retail Group, Inc. - President and CEO

Well, it's nice to see familiar faces and some new faces. What I like to do is maybe talk about the Ascena concepts and why I think we're different than a lot of other specialty retailers. For some of you this may be old hat and for others I think it might be a little bit of insight and then we can get into more specific Q&A. But what we're trying to do at Ascena is create a new paradigm for retail holding companies. There are other retail holding companies out there and many of them are very, very successful.

Our approach is different. What we have done is grown by acquisition. So we have gone out very proactively and over a span of now almost nine years and watch for opportunities and look for companies that have a defendable niche, kind of a little white space in the market that makes them, in my mind, a better long-term investment than some of these other companies that we've seen that we've been offered because they're in much more competitive niches and in many cases, for example, the junior market, there are some great, great retailers out there, but inevitably because they're also good they end up trading market share from year to year.

And what we've done is put together a portfolio of five brands that have, what I believe are, defendable niches and we can get into that at a later time. The other thing that our structure has enabled us to do, because of our scale, is to centralize a lot of the back office activities. And through that we've been able to realize significant synergies and if you remember our Analyst Day last year, we talked about, about $90 million of savings between overhead reduction with the Charming integration as well as the synergies that we get from transforming our infrastructure.

We still feel comfortable with both numbers. I will be going into a lot more detail on our October 9 Investor Day to give you better clarity on the timing and scope of those. But what we're doing is really enabling the brands to focus on the customer, to focus on the front-end of the business and not have to worry about the back-end and because we're specialized in the back-end, we can now operate faster, better, smarter than other [mono] brands or other perhaps retail holding companies that aren't structured in this manner.

So the kind of last piece that fell into place a little over a year ago was the Charming integration. So that transaction really put us over the top as it were. As I said we're five brands that got us to nearly five billion in sales. We have nearly 4,000 stores and about 50,000 associates. So, by any measure, we're a significant retailer. Because we're all focused on the women whether she is a young girl or a large size women or anything in between, we have a lot of complementary things that we do.

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So whether it's our sourcing, we now have a division, we call our Ascena Global Sourcing that is sourcing for Justice, Lane Bryant and Catherines as their main agent. And then maurices beginning to ramp up last year just to throw a number, it was 8% from zero the year before. So 8% and we see that continue to grow and dressbarn is in the process, kind of building the capability to begin outsourcing through AGS, so that's just an example.

So as we think about where this business is going, we see significant growth opportunities at all of our brands whether it's e-commerce for all of them, which continues to grow significantly high double digits. Or specific niches that each brand is going after, so a primary example would be at Justice where they're opening up Brothers shop in the stores. We now have 81 of those and are continuing to roll that out to much success.

So as I look forward and as I think about Ascena's future, I'm pretty bullish. I think that our five brands are well positioned regardless of the economy. We all hope the economy is going to stay strong and we'll talk more about that later, I'm sure. But in the past what we've seen is many of our brands are recession-resistant because of their moderate price point and because of their promotional structure. I think because of their laser focus on the customer, we're going to be able to continue to grow into new markets perhaps international depending on the brand.

And as I say, e-commerce gives us not only opportunity to sell more, but also to engage our customer as probably you've heard many times the online shopper, the multi-channel shopper spends about 2.5 times our regular shopper. And then finally on the backend, we have all these synergies that are going to be coming on stream in the next 12 to 18 months that we're very excited about.

And as I said earlier, we're making good progress on all of those. So while this transition or integration with Charming as a forecast when we took it over took longer, is taking longer than Justice, maurices, it's much more transformative and sets us up for a very strong future as well as the opportunity with this infrastructure in place to consider in the future another acquisition that we can plug and play into this very large infrastructure.

So with that, I'll turn it back.

QUESTION AND ANSWER

Taposh Bari - Goldman Sachs - Analyst

All right. Thank you. So I'm going to ask a couple of questions, one of which is a standard question that we're asking all the companies attending and then we can -- if you have a question, feel free to raise your hand and we'll get you miked up. But the first question for you, David and Dirk, do you consider capital allocation. How do you -- I think you just answered the question, but how do you prioritize down the road amongst buybacks, dividends potentially, new [capacity on] investments, cash conservation are a positive for the acquisition?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Maybe I'll start it and pass it over to Dirk, I think first and foremost, we need to finish the infrastructure building that I alluded to before, and those are big ticket items. Just to throw out some numbers, the project in Etna, where we're moving all of our brick and mortar distribution, we've got two brands there. In a year or so we're going to have all five brands.

It's a huge expansion, not just of the DC, but we're also building office space because we're moving many of our shared services, back office function in there. So that project is $80 million. A lot of money, but it's got a very good return. Another one of our DCs around the same time that's going to be converted from a brick and mortar distribution to an e-commerce fulfillment center. So that's something now that we're outsourcing and we're -- for all of our brands, we're going to bring it in-house and obviously save tremendous amount of money, but there is a big ticket. I think that one's around $40 million or so and around the same timeframe.

So we've got several other big projects. Most of the money is being spent as we speak. And our CapEx will probably peak this year and then slowly come down. Any other capital we have available; we still have some debt outstanding, not a lot, Dirk can go into some of the details on that and we would focus on paying that off.

 Dirk Montgomery - Ascena Retail Group, Inc. - EVP and CFO

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Sure, and David, just to clarify the -- when he said this year, he means fiscal 2014. We're already in our new fiscal year. So the major transformational capital projects that David mentioned actually span our fiscal 2013 and 2014. So the spending will actually continue into fiscal 2014 through this year. And as he said, those are all high return projects that -- actually our synergy savings are going to be driven by those projects.

In terms of our debt level, as I think many of you know, we took some debt out when we made the Charming Shoppes acquisition and we have refinanced our debt, paying off our term loan in the third quarter and replaced that with a larger ABL at a lower rate. Our net debt was actually pretty close to zero; our net debt, debt net of cash at the end of the third quarter. So I think we feel really good about the position being conservatively positioned. And as David said, repaying the debt over time. I think we had a balance just under $150 million at the end of the third quarter. We intend to pay that down as we can over time.

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Just to clarify, the net debt, the cash that we have is overseas. That's why we can't pay it off. To repatriate that obviously it would cost us a lot, so we're leaving that overseas that's the profit from our sourcing arm.

 Taposh Bari - Goldman Sachs - Analyst

And the next act, once that is paid down, these capital -- large infrastructure projects are behind you, once you integrate Lane Bryant, what's the next act? Is it another deal or do you become more of a kind of a capital allocator at that point?

 David Jaffe - Ascena Retail Group, Inc. - President and CEO

I think what we've shown in the past is that we're pretty opportunistic, so we read the markets. Some of you that have followed us for a long time remember that back before maurices, we did a Dutch auction and had been buying -- active buying in the market. And over about a three or four year period, we actually bought in about half of our stock.

So we're not afraid to go in and buy our stock, we really believe in our future. And at the right price, we think it's a great deal. At the same time, we're constantly looking for the next opportunity, whether it's domestic, people now are saying you should buy something international. So while we're not looking today, in a couple of years if that scenario plays out, the way we all think it will, we would certainly be open to considering all options.

Taposh Bari - Goldman Sachs - Analyst

Okay. So moving on to the kind of more of an operational question, I think a question that's on most people's minds, a question we get often, I'll ask it directly, have Justice operating margins peaked? Investors tend to look at these things cyclically and given what's happened in the rest of the world, you can speak to your last quarter, walk us through what's happening at Justice.

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Without getting into specific numbers, which we'll talk about on our call, I don't think they peaked. First thing, the promos that you see are planned promos. So whether it's a flash sale or it's a BOGO or it's 40 off, these are all things that the team down there is very thoughtful about and plans six months a year in advance and buys and as they like to say architects their model to fit those promos.

The second thing, speaking a little bit more down the road, is the Brothers opportunity is significant, so let me explain. When you put a Brothers business into an existing Justice store, and we've got 81 of them, what we found is that even though you're putting into the same box, we're not expanding the box, even though you're putting it in, the Justice business does not go down. The Justice business not only does not go down, it performs comparable to the balance of the fleet.

So you're not hurting your Justice business, and at the same time you're creating this incremental volume at virtually no additional costs. So it's a wonderful situation and as we grow that business and roll it out and continue to increase our minimums with our vendors, our factories, we'll get the margin up to higher and higher levels, more commensurate with the Justice margins. So as we look out over time and think about that business adding incremental volume, that's going to drop incremental contribution to the four wall level. And therefore, I don't think Justice margins have peaked.

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Taposh Bari - Goldman Sachs - Analyst

Can you -- have you quantified or do you care to quantify the productivity benefit that Brothers has had for the (multiple speakers)?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

What we said historically is that that's about an 8% incremental POP to those stores that have a Brothers in it. And we think, it's still in its infancy, so we think there is significant growth potential there.

Taposh Bari - Goldman Sachs - Analyst

Great. Any questions from the audience. If you have a question feel free to raise your hand, I'll pass a microphone over to --.

Unidentified Audience Member

Just on the Brothers concept, if I may ask, are you bringing in boys to shop with their moms or is this more of a attachment that as mothers and their daughters come in, the mothers find something for the brother. So in other words, is the demographics -- the traffic coming into your store changing as a result of this new concept or is it just an attachment sale?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Right now, we haven't done the specific surveys to ground it, but I think our assessment is that it's more of an attachment sale. Sometimes they got to grab the kid by the ear and drag them in, but most of the time mom is just shopping especially during the week, she's just shopping for her daughter and her son. And then on the weekend, the daughter comes in and sometime the son comes in.

One thing we do in the boys section, it's very boysy and it's in a corner and of course, there is other requisite sports video thing going. So they can just hang out there and feel very comfortable. We have been very, very careful at this, because we want to make sure we didn't spoil the mom and girls experience by introducing a boy into the mix and we've got no negative feedback.

In concept the way we think about, the way our associates and the moms we've talked to think about it is they have purchasing rights, so they go in and they buy the product, but the boy has veto right. So he'll come home and he'll say no, no, no and mom will have to bring it back or whatever. But we're very sensitive to what it is that attracted that boy, but also we'll differentiate us from the old navies of the world, we're not trying to undercut Old Navy or do a t-shirt or a pair of shorts the way Old Navy with, because it's just a -- we're not going to win that war.

Taposh Bari - Goldman Sachs - Analyst

Question up here on the front.

Unidentified Audience Member

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The Brothers operation (inaudible - microphone inaccessible). The Brothers venture deviates from your concentration on women's clothing, do you expect to expand that into the male area either through existing formats or through acquisitions?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

We've been there with a couple of our businesses in the past and I'm not really in love with the men's business. I don't have any plans to do that. When we think of the Brothers business, it's an add-on to an existing business and whether it's 8% or we think it will grow more, but we don't see spinning it off into its own stand-alone store.

Unidentified Audience Member

It requires a digital buying team, I take it.

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Yes, product development, et cetera. All that product is developed in-house.

Unidentified Audience Member

So when you look at acquisitions, you're focused on the feminine or the female area?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

We have. No promises what we're going to do in the future. But what we found is the things that are closest to our core competencies are things that we think will add the most value to.

Unidentified Audience Member

Could home products that women buy, be it a possible interest to you?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

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I'd say possible. It's kind of like six degrees of separation. The further out you go, the less value we think we can add. So we're a holding company, but I don't want to evolve into a financial holding company. The reason, I think, we're successful when we have this unique model is that we can add value and we do add value both through our shared services and also through the collaboration among all our brands because we all share the same ideas on the customer and fashion.

Taposh Bari - Goldman Sachs - Analyst

David, in light of all the focus on the Charming Shoppes acquisition and Justice, I think a lot of you will forget about dressbarn, which is the foundation of this company. So just remind us, in light of the operational challenges that that division has faced over the last several quarters, just remind us what the competitive advantages that you see within dressbarn? I think there have been some leadership changes there, what the opportunities are on the horizon?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Well, first on the leadership changes, the President there Jeff Gerstel has kind of revamped his executive team over the last couple of years and brought in some terrific talent to replace some folks that have retired and moved on. And in the last opening, our CMO -- GMM, CMO really, Chief Merchandising Officer announced his retirement back in June and so he's working through a transition period and we're in the process of searching and search is going well. No announcements of course, but we're optimistic that we'll find a great replacement for Keith.

So then he basically has a brand new team and they're in the process of developing a repositioning. I don't want to say it sounds like we're going to move from here to here, but it's really just a fine tuning of our focus. So rather than trying to be all things to all people, they've done segmentation studies and so on to really narrow in on the customer that is -- the segment that is most appropriate for the dressbarn concept.

And to your first point, if you think about the retail environment, there is all the better guys, the Ann Taylors and whatnot, the Chicos that are kind of primarily mall-based and then when you go to the strip, there are not a lot of guys that are in the specialty store business for the moderate missy customer. And we've been there for 50-plus years. We've got a very, very strong brand equity out there and as we think about where we can grow, it's primarily in that world.

The people out in the strips are people like Kohl's. And while I think Kohl's is a wonderful retail and does a great job, they're more of that all things to all people. So as we can develop our fashion sensibility to even a greater extent and focus on our customer, I think we've got a great opportunity because there is just not a lot of competition going after this smarter customer in an all-clone environment.

Taposh Bari - Goldman Sachs - Analyst

Just to kind of follow up on the dressbarn question, can you walk us through -- just remind us where that division is in terms of way that they source merchandise, the way they design and how that's going to evolve over time?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

So dressbarn is of the hybrid model, which says, percents, last year it was about 20 odd percent was sourced directly and the balance was sourced through Seventh Avenue. And that hybrid model has its advantages, one of which being, you don't have to develop the product yourself, you can go to Seventh Avenue to develop the product and you can do your basics directly.

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The disadvantage is that you don't always get exactly what you want and you can't always get the shared vision of what you're trying to create among many, many different vendors. So over the last year or two, what we've done, what Jeff has done at dressbarn is bring in a head of fashion and design. And she is building her team and that team is working hand-in-hand with the merchants to establish this dressbarn fashion look and we're well underway on that.

And as I said, we're going to begin morphing into our own direct source of products in the next 12 to 18 months and will slowly build up both working with Seventh Avenue but also working directly with Ascena Global Sourcing.

Taposh Bari - Goldman Sachs - Analyst

And is the end game there to have more of a balance or to be entirely directly sourced?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Well, I think each of you take a look and see what makes sense. I don't think there is any reason to put a limit or a goal on it today. We're going to keep increasing as it makes sense.

Taposh Bari - Goldman Sachs - Analyst

You broken out or given any context around the margin, the merchandise margin differential between going through one versus the other?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

We really haven't. I mean I think we'd say it's higher, but there are a lot of -- it depends as that go in there, how big the buy is, et cetera. So we think long term it is a margin opportunity, but it's something we're going to do very, very thoughtfully. Just the same way, even though Justice and the other brands are primarily direct source today, if you go back 10 or 15 years, that wasn't the case. So they did a gradual transition to get up to the 80%, 85% where they are today.

Taposh Bari - Goldman Sachs - Analyst

Just a reminder, if you have any questions feel free to raise your hand and we'll get you miked up. Question up here in the front. There is a mike coming to you.

Unidentified Audience Member

Morning. To what extent is the strategic work going on at dressbarn and to a certain extent Lane Bryant which is a little further ahead probably, to what extent that those gating factors for M&A that you see, is that it at all and if so, are there kind of milestones that we should be cognizant of you hitting before you would kind of think about the next strategic deal, it seems like the balance sheet is pretty much in check, I mean, or it will be pretty soon? Thanks.

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David Jaffe - Ascena Retail Group, Inc. - President and CEO

I think the bigger gating factor is really all these operational things that we're doing. I don't want to have a million projects going on and then have to integrate another business. Our COO said he'd shoot me if we brought in another deal. So I think that's a bigger gating factor. The reality also is we're diversified and that's a good news, but also implies that you're going to have some businesses that are hitting it and some businesses that maybe aren't.

So I think over time they're all going to get stronger, but they're all going to have their bumps. So I can't sit and wait for everything to line up perfectly because it may never happen. And so as we think about as long as the businesses are in sound footing and I could say that today just as background, I think most of you know we brought a new President in at Lane Bryant, Linda Heasley, joined us back in February. Dirk has been with us since January.

We brought in a new CMO at maurices and we have the search out at dressbarn. So we've got some high level talent that's come on board recently and a couple more that will be coming on board. So I'm feeling really good and yet until we get some of these big things done, so we can focus on driving the efficiencies of our business and not driving the transformation, that mindset change is going to help us a lot about -- thinking about growth.

Unidentified Audience Member

And just one follow-up, (inaudible - microphone inaccessible). So to the extent that the Charming acquisition was [up] loosely, let's say two years of time and a lot of overlapping cost to get to eventually the more synergistic base of expense. Would you believe given now you're at two holding companies that effectively merger [it now], the scale of the next deal that you would do down the road whenever that is would be a more rapid and more kind of -- there would be more synergy potential?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

I sure hope so. This one has been a lot of work and you know the big payoff on it, but the concept is that I keep referring to this plug and play idea is that we go into the next one if there is a next one of course and say, hey, whatever you're doing with this system or that system, that's great, but you can throw it away because we're just going to bring you on to this and it's going to take three months and we've done it four times before and no big deal because we've got the experience having done in that in a year or year and a half having transitioned all the other brands that to do another one, it's another slice from a cut loaf.

Dirk Montgomery - Ascena Retail Group, Inc. - EVP and CFO

I would also add that the capacity that we're building in, we're not building unreasonable levels of capacity into the logistics infrastructure, the DCs that David talked about but those are expandable. And so I think we feel like it will be easier for us to, as David said, plug and play and fit, if there is a new acquisition into the existing -- in the infrastructure that we're building.

Taposh Bari - Goldman Sachs - Analyst

David, I wanted to ask you more of a kind of a theoretical question in the context of retail. This idea of consolidation and scale it makes perfect sense, one plus one equals three not two, right? But yet if you look at the history of retail, maybe you are the pioneer in this, but if you look at the history of retail, there is a really history of consolidation among specialty retailers. I guess there have been a couple of cases, some that have gone bad, some of which were much smaller in scale. So walk us through why it hasn't happened yet. The reward seem obvious, right? But just walk us through why (inaudible) more prevalence in the space?

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David Jaffe - Ascena Retail Group, Inc. - President and CEO

Well, we've got superior management of course, right? Seriously, I think what some of the other brands did, was take an approach that said, hey, we're going to go out and buy anything that looks good. And we're just going to jam them into our infrastructure. So some of our folks came over from Melville. Melville for those of you before your time had, I don't know, [Walter 12 or 13] companies? Something like that.

A whole lot of companies, most of which were not related and they basically said you're going to do it our way and that's it. So our approach has been just the opposite. So maurices is still in Duluth, in fact we're flying out to Duluth this afternoon. So we keep them there because that's where the biggest asset is, the people.

Just as an interesting point, when we were doing our due diligence on Catherines, they had been moved by Charming Shoppes from Memphis up to Bensalem outside of Philadelphia and when they moved them, they were able to move six people and I think only one of them was an executive; six people. So let's just say that didn't work so well for them and it took them two years to recover and rebuild the business, because all that tribal knowledge goes out the door.

So I think what our approach is let's keep all that in place. Let's not take away, let's add to. And I think that is a little bit different than what a lot of the other folks have tried to do in the past. There are some very, very strong retailers out there, I think of the Urbans, the Gaps, the Chicos of the world, that have been very successful with their model and it's a little different model for the most part where maybe Chico's is a hybrid, where they say hey, we're going to build from within.

And I think that's great if you've got that talent, just being completely candid. We've tried to build companies, grow companies at all of our brands and have not been successful. So rather than try and either start something or buy some little baby company, we figure it out through some financial engineering or whatever, how we can go out and buy these bigger, well-established companies where there is really very little risk that they're going to go away.

Dressbarn, well everybody may poopoo it and it's had some rough sledding recently isn't going away. It's like JCPenney. Those are iconic brands in America in women's minds and it's really our job to make them perform better, but those brands are going to resonate for many years to come.

Taposh Bari - Goldman Sachs - Analyst

Any questions? There's another one in the front.

Unidentified Audience Member

The focus on making brands better as opposed to trying to build them, what are your goals for expansion of existing brands?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Well, let me pull back a little bit if there is a misunderstanding. We certainly want to grow them and make them better. So when we took over maurices, I may get the numbers wrong, I think they had 400 stores and now they're over 800. So we're -- and same with Justice has grown a couple of hundred stores. So we're certainly growing them, but the growth will come more importantly is to make them perform better and whether that's below the line or above the line, we want to help their topline, make them perform better and then it's very easy to grow them whether it's domestic or now in Canada or online.

So, as we think about these businesses today, they still have significant growth, but we have to be a little bit more creative because we're not going to open up 3,000 Justice stores. Maybe if we went internationally we could, but domestically they're not going to be 3,000. So we've got 900 [and change], how do we continue to grow that business and continue to create value and certainly Brothers is one of them. Canada is another. We're in about 50 stores internationally through a license arrangement.

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Online, I think there is still lots of opportunities for the strong brands in the world. If you're a strong brand whether you're a Polo or you're Justice, you have real strength with your customer and that's what we need to figure out is how to leverage that.

Unidentified Audience Member

I'm going to ask you (inaudible) it's a three part question on Lane Bryant.

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Okay. Let's take notes on this.

Unidentified Audience Member

So, first of all Lane Bryant is a brand that -- the feedback that we get is it's a brand that's been in turnaround mode forever, so why has it changed now, that's A. B, Linda Heasley joined earlier this year, when will her impact start to become transparent? And C, walk us through the e-commerce dynamic, because even though your comps at the store level were challenging last quarter, it seems like the e-commerce growth on a pro forma basis is quite strong, so walk us through how you plan to integrate e-commerce or omnichannel or whatever you want to call it into that particular brand because it seems like that brand in particular bodes well into that channel?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Sure. Without throwing anybody under the bus from prior management, at Lane Bryant, I think they had five CEOs in seven years, something like that. And as you try and understand what their philosophy was, they kept changing. So as I mentioned, I watch other retailers very carefully and with Lane Bryant, it was clear, because I've been watching them forever that it was almost like a flavor of the month there.

One year, they would go after the career customer. The next year, they might go after the young sexy woman. And it got very confusing, so I think the customers just scratched their head. When we did our due diligence and did focus groups and surveys about Lane Bryant, we found it was still an iconic brand, but the customer was just disappointed that she wasn't getting the product that she wanted. So with a lot of new management over the last year or two and now particularly with Linda, they are listening to the customer, they're doing the surveys, Linda herself is going out to the stores much more frequently.

And so I think that responsiveness to the old adage give the lady what she wants is going to prove successful for Lane Bryant and we've already seen some nice changes through some of the things that Linda and her team have done as they rethink both the product and the promotional cadence. I think Linda's impact will continue to be felt more and more. Certainly, she owns the fall to some part holiday to a greater part in spring for better for worse is all hers.

Now the third part, interestingly because of some prior management that was really terrific in the e-commerce world, Lane Bryant is actually very advanced in omnichannel. So you can go into the store now and if they don't have what you want you can order it in the store and have it delivered to you at home or have it delivered to you in the store. That's we call [that POS to] e-commerce and that accounts for nearly 3% of our sales.

So that's -- the ability to keep that 3% rather than walk it. At the same time, we have the ability to allow that customer to have her order delivered to the store. So one of the things that we'll be talking about on our call is that we're moving away from reporting brick and mortar and e-commerce because it's things like this that really blur the channels and whether you call it omnichannel or whatever, that's the future of retailing as we see it. And while Lane Bryant is pretty far down that path, some of the other brands aren't as far and our big next initiative is, and we've already started it, is to not just bring fulfillment in-house, e-commerce filling out but also re-platform our brands.

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We have one on the new platform and we'll be moving the others over the next year, probably two to three years, we'll move everybody to a new platform and that we'll have in-house and start putting in through this new platform as well as through a new POS that we've begun to roll out or begun to, I'm sorry, to beta. We'll have much more visibility to an omnichannel path and ability -- capability to get there than we do today.

Taposh Bari - Goldman Sachs - Analyst

We have time for one more question. Let's talk about the economy.

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Okay.

Taposh Bari - Goldman Sachs - Analyst

With macro environment, what kind of comments do you have there?

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Well, one of the issues that we talked about earlier that we've been seeing for a while and I think this came out at a conference we were at in June, a trend towards durables. And if you read the paper, I can't remember, Times journal this morning you would have seen that car sales -- I mean car debt went up and student debt, education debt went up and credit card debt went down.

So we've seen and it's been well documented, I'm sure you've all read reports the last few weeks or months on it. We have seen the shift out of discretionary into durables. So whether it's a car, whether it's home furnishings, now education is an interesting call out with back-to-school. And so I think while the consumer may have rolled over the payroll tax issue and seems to be feeling a little bit better about the economy and all the things we're seeing generally point to a strengthening or at least stabilizing economy.

I think for the short term, there is going to be a headwind to all of the discretionary people like us; apparel, restaurants, anything that's discretionary. I think it's going to have a tough time and while I think we're well positioned for it, we're very cognizant of the challenges that fall brings and we're planning accordingly.

Taposh Bari - Goldman Sachs - Analyst

Okay. Well, we're out of time. I want to thank David and Dirk for their time today. Pulitzer room breakout on the fourth floor after this, thank you.

David Jaffe - Ascena Retail Group, Inc. - President and CEO

Thank you.

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